              As filed with the Securities and Exchange Commission
                                on April 25, 1997

                                                    Registration No. 333-_______
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               HEALTHSOURCE, INC.
               (Exact name of issuer as specified in its charter)

      New Hampshire                                             02-0387748
(State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                        Identification No.)

                             Two College Park Drive
                          Hooksett, New Hampshire 03106
                    (Address of principal executive offices)

                           1995 CONCORD AREA PHYSICIAN
                         NON-QUALIFIED STOCK OPTION PLAN
                            (Full title of the plan)

                       ----------------------------------

                             NORMAN C. PAYSON, M.D.
                      President and Chief Executive Officer
                               HEALTHSOURCE, INC.
                             Two College Park Drive
                          Hooksett, New Hampshire 03106
                                 (603) 268-7000
            (Name, address and telephone number of agent for service)

                                    Copy to:

                            DANIEL N. GREGOIRE, ESQ.
                          Sheehan Phinney Bass + Green,
                            Professional Association
                                 1000 Elm Street
                         Manchester, New Hampshire 03101


================================================================================


                         CALCULATION OF REGISTRATION FEE
================================================================================
                                    Proposed         Proposed
Title of                            Maximum          Maximum
Securities                          Offering         Aggregate      Amount of
to be           Amount to be        Price Per        Offering       Registration
Registered      Registered          Share            Price          Fee
--------------------------------------------------------------------------------
Common Stock      49,694            $17.46(2)        $867,657(2)       $263
$.10 par          shs (1)
value

--------------------------------------------------------------------------------

(1) Represents the maximum number of shares of Healthsource, Inc. Common Stock issuable pursuant to in-the-money options previously granted under the 1995 Concord Area Physician Non-Qualified Stock Option Plan.

(2) Pursuant to Rule 457(h)(i), the registration fee has been calculated on the basis of the exercise price of the 49,694 shares of Healthsource, Inc. Common Stock issuable pursuant to in-the-money options previously granted pursuant to the 1995 Concord Area Physician Non-Qualified Stock Option Plan.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission:

     (a) The Healthsource, Inc. (the "Company") Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1996.

     (b) The Company's Current Reports on Form 8-K dated January 10, 1997 and March 4, 1997.

     (c) The description of the Company's Common Stock to be offered hereby contained in the Company's Form 8-A Registration Statement filed November 12, 1992.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     The legality of the shares ("Shares") of Common Stock of the Company to be issued upon exercise of the options ("Options") granted pursuant to the 1995 Concord Area Physicians Non-Qualified Stock Option Plan is the subject of an opinion of Sheehan Phinney Bass + Green, Professional Association. Certain members and associates of Sheehan Phinney Bass + Green, Professional Association beneficially own an aggregate of 59,140 Shares as of the date hereof.

Item 6.   Indemnification of Directors and Officers.

     The By-Laws of the Company and the New Hampshire Business Corporation Act provide that the Company shall indemnify any person who is or was a party to any pending or completed action, other than an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company, against expenses, judgments, fines and amounts paid in settlement if he acted in good faith and he reasonably believed, (i) in the case of conduct in his official capacity that his conduct was in the best interests of the Company, or (ii) in all other cases, that his conduct was not opposed to its best interests; or, in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Any such director, officer, employee or agent shall be indemnified by the Company in an action by or in the right of the Company to the same extent and under the same circumstances, except that no indemnification may be made for any claim as to which the person shall have been adjudged to be liable to the Company. The Company also may not indemnify any such director, officer, employee or agent in connection with any proceeding charging improper personal benefit to him if he is adjudged liable on that basis. Prior to and as a condition of any indemnification by the Company of any such director, officer, employee or agent, the Board of Directors must make a determination that under the facts of the matter, the person seeking indemnification met the applicable standard of conduct. However, the Company must indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the Company. In the case of the advancement by the Company of expenses before the final disposition of a proceeding involving any such person, such person must affirm his good faith belief that his conduct met the applicable standard of conduct and must undertake to repay the advance if it is ultimately determined that he did not meet the applicable standard of conduct, and the Board of Directors must make a determination that the facts then known would not preclude indemnification of such person. The Company is obligated pursuant to indemnity agreements with its directors and executive officers to indemnify them to the full extent permitted by law. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     In connection with the Agreement and Plan of Merger (the "Merger Agreement") dated February 27, 1997 among the Company, CIGNA Corporation ("CIGNA") and CHC Acquisition Corp., CIGNA agreed to provide additional indemnification rights to certain officers, directors, employees and agents of the Company. The Merger Agreement provides that from and after the consummation of the tender offer contemplated therein, CIGNA will, and will cause the Company (or the surviving corporation if after the effective time of the merger contemplated therein) to indemnify, defend and hold harmless any current or former officer, director, employee and agent of the Company and its subsidiaries against all losses, claims, damages, liabilities, costs and expenses (including attorney's fees and expenses), judgments, fines, losses, and amounts paid in settlement in connection with any actual or threatened action, suit, claim, proceeding or investigation to the extent that any such claim is based on, or arises out of, (i) the fact that such person is or was a director, officer, employee or agent of the Company or any of its subsidiaries or is or was serving at the request of the Company or any of its subsidiaries as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (ii) the Merger Agreement, or any of the transactions contemplated thereby, in each case to the extent that any such claim pertains to any matter or fact arising, existing, or occurring prior to or at the effective time of the merger, regardless of whether such claim is asserted or claimed prior to, at or after the effective time, to the full extent permitted under New Hampshire law or the Company's Articles of Incorporation, By-Laws or existing indemnification agreements, including provisions relating to advancement of expenses incurred in the defense of any action or suit. All rights to indemnification and all limitations on liability existing in favor of the indemnified party as provided in the Company's Articles of Incorporation and By-Laws as in effect as of the Merger Agreement will survive the merger and will continue in full force and effect, without any amendment thereto, for a period of six years from the effective time. CIGNA or the surviving corporation after the merger are obligated to maintain the Company's existing officers' and directors' liability insurance policy for a period of not less than six years after the effective date of the merger.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

Exhibit
Number    Document                                      Reference
-------   --------                                      ---------------------

4.1       1995 Concord Area Physician Non-              Filed herewith
          Qualified Stock Option Plan

5.1       Opinion of Sheehan Phinney Bass +             Filed herewith
          Green, Professional Association as
          to legality of securities being
          registered

23.1      Consent of Deloitte & Touche, LLP,            Filed herewith
          Independent Auditors

23.2      Consent of Sheehan Phinney Bass +             Contained in Exhibit 5.1
          Green, Professional Association

24.1      Power of Attorney                             See page II-7


Item 9.   Undertakings.

          The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any prospectus required by Section 10(a)(3) of the Securities Act; to reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement, unless the information required to be included in a post-effective amendment by the foregoing is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act and are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) To transmit or cause to be transmitted to all participants in the 1995 Concord Area Physician Non-Qualified Stock Option Plan, at the time and in the manner such material is sent to its shareholders, copies of all reports, proxy statements and other communications distributed to its shareholders generally.

     (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the New Hampshire Business Corporation Act, the Articles of Incorporation or the Bylaws of the Company, Indemnification Agreements entered into between the Company and its officers and directors, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Healthsource, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hooksett, State of New Hampshire, on this 25th day of April, 1997.

                               HEALTHSOURCE, INC.


                               By:   /s/ Norman C. Payson, M.D.
                                  ---------------------------------------
                                     Norman C. Payson, M.D.
                                     President and Chief Executive Officer
                                     (Principal Executive Officer)


                               By:   /s/ Joseph M. Zubretsky
                                  ----------------------------------------
                                     Joseph M. Zubretsky
                                     Chief Financial Officer
                                     (Principal Financial and Accounting
                                     Officer)




                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Norman C. Payson, M.D. and Joseph M. Zubretsky, jointly and severally, his attorney-in-fact, each with the power of substitution, for him and in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits hereto and other documents in connection herewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



            Signature                           Title                          Date
            ---------                           -----                          ----


/s/ Merwyn Bagan, M.D.                      Chairman of the Board          April 25, 1997
-----------------------------------         of Directors
    Merwyn Bagan, M.D.


/s/ Paul D. Baron, M.D.                     Director                       March 22, 1997
-----------------------------------
    Paul D. Baron, M.D.


/s/ Robert A. Leipold, M.D.                 Director                       March 21, 1997
-----------------------------------
    Robert A. Leipold, M.D.


/s/ Francis G. Middleton, M.D.              Director                       April 25, 1997
-----------------------------------
    Francis G. Middleton, M.D.


/s/ Robert H. Bilbro, M.D.                  Director                       March 21, 1997
-----------------------------------
    Robert H. Bilbro, M.D.


/s/ Norman C. Payson, M.D.                  President, Chief               April 25, 1997
-----------------------------------         Executive Officer and
    Norman C. Payson, M.D.                  Director


/s/ Daniel F. Eubank, M.D.                  Director                       March 23, 1997
-----------------------------------
    Daniel F. Eubank, M.D.


/s/ David W. Schall, M.D.                   Director                       March 21, 1997
-----------------------------------
    David W. Schall, M.D.


/s/ Robert S. Cathcart III, M.D.            Director                       March 21, 1997
-----------------------------------
    Robert S. Cathcart III, M.D.


/s/ J. Harold Chandler                      Director                       April 25, 1997
-----------------------------------
    J. Harold Chandler




                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                     --------------------------------------

                                    EXHIBITS

                     --------------------------------------

                       Registration Statement on Form S-8

                               HEALTHSOURCE, INC.

                                 April 25, 1997



                                  EXHIBIT INDEX



Exhibit
Number          Document                                                        Reference
-------         --------                                                        ---------


 4.1            1995 Concord Area Physician Non-Qualified Stock Option
                Plan..................................................          Filed herewith


 5.1            Opinion of Sheehan Phinney Bass + Green,
                Professional Association as to legality of
                securities being registered...........................          Filed herewith


23.1            Consent of Deloitte & Touche, LLP Independent
                Auditors .............................................          Filed herewith


23.2            Consent of Sheehan Phinney Bass + Green,
                Professional Association..............................          Contained in Exhibit 5.1


24.1            Power of Attorney.....................................          See page II-7